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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Kroll Inc. on Form S-3 of our report dated August 30, 2002 (September 5, 2002 as to Note 16) related to the combined financial statements of Zolfo Cooper, LLC and Affiliates as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

New York, New York
September 5, 2002